UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2008

ZHAOHENG HYDROPOWER COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-52786	41-1484782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

F/19, Unit A, JingFengCheng Building
5015 Shennan Road, Shenzhen PRC 518025

 (Address of principal executive offices and Zip Code)

(011-86) 755-8207-0966

 (Registrant’s telephone number, including area code)

 (Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This current report on Form 8-K/A is being filed to clarify and supplement the description in Item 1.01 of the Form 8-K filed by the Reporting Person on December 2, 2008.

This current report responds to the following items on Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement.
Item 9.01	Financial Statements and Exhibits.

As used in this current report and unless otherwise indicated, the terms “our” and the “Company” refer to Zhaoheng Hydropower Company.  Reference to “China” means the “People’s Republic of China.”  References to “MW” and “KWH” mean megawatt and kilowatt hour, respectively.

Item 1.01	Entry into a Material Definitive Agreement.

General

                On November 25, 2008, our subsidiary Shenzhen Zhaoheng Hydropower Co., Ltd. (“Shenzhen”) entered into Equity Transfer Agreements (each, a “Transfer Agreement” and together, the “Transfer Agreements”) with each of Hubei Minyuan Industrial Development Co., Ltd. (“Hubei”) and Shiyan Juhong Power Development Co., Ltd. (“Shiyan”) pursuant to which Shenzhen agreed to acquire 65% and 23% of the equity of Hubei Minyuan Huohe Hydropower Development Co., Ltd. (“Huohe”) from Hubei and Shiyan, respectively.  Huohe owns Huohe Cascade II Hydropower Station and Huohe Cascade III Hydropower Station located in Zhushan County of the Hubei Province in China and the development rights to the Huo River.

The Transfer Agreement

                The following is a summary of the material terms of each Transfer Agreement, copies of which are annexed hereto as Exhibit 10.1(a) and Exhibit 10.1(b) to this Current Report on Form 8-K.

Transfer Agreement with Hubei

                The parties to the Transfer Agreement are Hubei and Shenzhen.

                Pursuant to the Transfer Agreement, Shenzhen agreed to pay 13,507,000 Renminbi (“RMB”) to Hubei within 5 days of the registration of the equity transfer with the Industrial and Commercial Administrative Department in exchange for 65% of the shares in Huohe.

Additionally, in connection with the equity transfer, Shenzhen has agreed to assume and repay the loan obligations of Huohe to Hubei pursuant to the loans originally made by Hubei to Huohe in the amount of 8,064,000 RMB (the “Hubei Loan”).   The Hubei Loan is due at the end of December 2008 (the “Hubei Due Date”). In the event Shenzhen fails to pay the loan by the Hubei Due Date, the Hubei Loan shall accrue interest at 0.5% per day on the outstanding principal amount.  Further, in the event the Hubei Loan is not paid within 60 days of the Hubei Due Date, the Transfer Agreement will be cancelled.  The parties have agreed that the 5,00,000 RMB deposited by Shenzhen on October 21, 2008 as down payment shall be deducted from the Hubei Loan amount.

Transfer Agreement with Shiyan

                The parties to the Transfer Agreement are Shiyan and Shenzhen.

                Pursuant to the Transfer Agreement, Shenzhen agreed to pay 4,779,200 RMB to Shiyan within 5 days of the registration of the equity transfer with the Industrial and Commercial Administrative Department in exchange for 23% of the shares in Huohe.

Additionally, in connection with the equity transfer, Shenzhen has agreed to assume and repay the loan obligations of Huohe to Shiyan pursuant to the loans originally made by Shiyan to Huohe in the amount of 2,850,500 RMB (the “Shiyan Loan”).   The Shiyan Loan is due at the end of December 2008 (the “Shiyan Due Date”). In the event Shenzhen fails to pay the loan by the Shiyan Due Date, the Shiyan Loan shall accrue interest at 0.5% per day on the outstanding principal amount.  Further, in the event the Shiyan Loan is not paid within 60 days of the Shiyan Due Date, the Transfer Agreement will be cancelled.

About Hubei Minyuan Huohe Hydropower Development Co., Ltd.

Huohe owns Huohe Cascade II Hydropower Station and Huohe Cascade III Hydropower Station.  The stations are located in Zhushan County of the Hubei Province in China.  Specifications for Huohe Cascade II Hydropower Station consist of five units, a water head of 54.9 meters, installed capacity of 9,100 KW and a designed annual output capacity of 36.50 million KWH.  Specifications for Huohe Cascade III Hydropower Station consist of three units, a water head of 22.25 meters, installed capacity of 3,750 and a designed annual output capacity of 9.14 million KWH.  The current electricity tariff for each of Huohe Cascade II Hydropower Station and Huohe Cascade III Hydropower Station is 0.253 RMB.

Item 9.	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                             Description

10.1(a)	Equity Transfer Agreement of Hubei Minyuan Huohe Hydropower Development Co. Ltd. in Zhushan County of Hubei Province, dated as of November 25, 2008, between Hubei and Shenzhen.

10.1(a)	Equity Transfer Agreement of Hubei Minyuan Huohe Hydropower Development Co. Ltd. in Zhushan County of Hubei Province, dated as of November 25, 2008, between Shiyan and Shenzhen.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Zhaoheng Hydropower Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             ZHAOHENG HYDROPOWER COMPANY

By:       /s/ Guosheng Xu
Name:  Guosheng Xu
Title:    Chief Executive Officer

Date:  December 15, 2008